Avis Budget Group Reports Fourth Quarter and Full Year Results

PARSIPPANY, N.J., February 12, 2024 - Avis Budget Group, Inc. (NASDAQ: CAR) today announced financial results for the fourth quarter and full year ended December 31, 2023.

We ended 2023 with fourth quarter revenues of $2.8 billion, driven by strong demand. Net income was $260 million and Adjusted EBITDA1 was $311 million.

Full year revenues of $12.0 billion was a new record for the Company. Net income was $1.6 billion and Adjusted EBITDA was $2.5 billion, both second highest full year records for the Company.

Our liquidity position at the end of the quarter was over $800 million with approximately an additional $900 million of fleet funding capacity. We have well-laddered corporate debt and no meaningful maturities until 2026.

"We concluded the year with record revenue and the second-best Adjusted EBITDA in our Company’s history. We achieved this through continued demand improvement, seasonally adjusted price well above historical levels, and reducing the costs in our control,” said Joe Ferraro, Avis Budget Group Chief Executive Officer. “We finished the year with the highest volume of rentals in our fourth quarter history, and our employees seamlessly provided exceptional service. I want to thank them for their efforts, and we look forward to another successful year in 2024.”

Q4 and Full Year Highlights

•Total Company revenues were $2.8 billion for the fourth quarter and $12.0 billion for the year ended 2023, driven by strong demand. It is the best full year revenue in the Company's history.
•Adjusted EBITDA in the Americas was $309 million for the fourth quarter and $2.2 billion for the year ended 2023.
•Adjusted EBITDA in International was $28 million for the fourth quarter and $400 million for the year ended 2023.
•We paid a one-time special cash dividend of $10 per share to our shareholders in the fourth quarter; the first time in our Company’s history.
•We repurchased approximately 1.4 million shares of common stock in the fourth quarter and 4.3 million shares of common stock for the year ended 2023 for a total of $257 million and $889 million, under the share repurchase program, respectively.
•In November, we issued $500 million Senior Notes due February 2031 and used the proceeds to redeem all of our outstanding €250 million Senior Notes due May 2025 and repay $200 million of our Term Loan C due March 2029.

[1] Adjusted EBITDA and certain other measures in this release are non-GAAP financial measures. See "Non-GAAP Financial Measures and Key Metrics" and the tables that accompany this release for definitions and reconciliations of these non-GAAP measures to the most comparable GAAP measures.

INVESTOR CONFERENCE CALL

We will host a conference call to discuss our fourth quarter results on February 13, 2024, at 8:30 a.m. (ET). Investors may access the call on our investor relations website at ir.avisbudgetgroup.com or by dialing (877) 407-2991. A replay of the call will be available on our website and at (877) 660-6853 using conference code 13743503.

ABOUT AVIS BUDGET GROUP

We are a leading global provider of mobility solutions, both through our Avis and Budget brands, which have approximately 10,250 rental locations in approximately 180 countries around the world, and through our Zipcar brand, which is the world's leading car sharing network. We operate most of our car rental locations in North America, Europe and Australasia directly, and operate primarily through licensees in other parts of the world. We are headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

NON-GAAP FINANCIAL MEASURES AND KEY METRICS

This release includes financial measures such as Adjusted EBITDA and Adjusted Free Cash Flow, as well as other financial measures, that are not considered generally accepted accounting principle (“GAAP”) measures as defined under SEC rules. Important information regarding such non-GAAP measures is contained in the tables within this release and in Appendix I, including the definitions of these measures and reconciliations to the most comparable GAAP measures.

We measure performance principally using the following key metrics: (i) rental days, (ii) revenue per day, (iii) vehicle utilization, and (iv) per-unit fleet costs. Our rental days, revenue per day and vehicle utilization metrics are all calculated based on the actual rental of the vehicle during a 24-hour period. We believe that this methodology provides management with the most relevant metrics in order to effectively manage the performance of our business. Our calculations may not be comparable to the calculations of similarly-titled metrics by other companies. We present currency exchange rate effects on our key metrics to provide a method of assessing how our business performed excluding the effects of foreign currency rate fluctuations. Currency exchange rate effects are calculated by translating the current-period's results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by any such forward-looking statements. Forward-looking statements include information concerning our future financial performance, business strategy, projected plans and objectives. These statements may be identified by the fact that they do not relate to historical or current facts and may use words such as “believes,” “expects,” “anticipates,” “will,” “should,” “could,” “may,” “would,” “intends,” “projects,” “estimates,” “plans,” “forecasts,” “guidance,” and similar words, expressions or phrases. The following important factors and assumptions could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements. These factors include, but are not limited to:

•the high level of competition in the mobility industry, including from new companies or technology, and the impact such competition may have on pricing and rental volume;

•a change in our fleet costs, including as a result of a change in the cost of new vehicles, resulting from inflation or otherwise, manufacturer recalls, disruption in the supply of new vehicles, including due to labor actions by the United Auto Workers or otherwise, shortages in semiconductors used in new vehicle production, and/or a change in the price at which we dispose of used vehicles either in the used vehicle market or under repurchase or guaranteed depreciation programs;

•the results of operations or financial condition of the manufacturers of our vehicles, which could impact their ability to perform their payment obligations under our agreements with them, including repurchase and/or guaranteed depreciation arrangements, and/or their willingness or ability to make vehicles available to us or the mobility industry as a whole on commercially reasonable terms or at all;

•levels of and volatility in travel demand, including future volatility in airline passenger traffic;

•a deterioration in economic conditions, resulting in a recession or otherwise, particularly during our peak season or in key market segments;

•an occurrence or threat of terrorism, the current and any future pandemic diseases, natural disasters, military conflicts, including the ongoing military conflicts in the Middle East and Eastern Europe, or civil unrest in the locations in which we operate, and the potential effects of sanctions on the world economy and markets and/or international trade;

•any substantial changes in the cost or supply of fuel, vehicle parts, energy, labor or other resources on which we depend to operate our business, including as a result of a global pandemic such as COVID-19, inflation, the ongoing military conflicts in the Middle East and Eastern Europe, and any embargoes on oil sales imposed on or by the Russian government;

•our ability to continue to successfully implement or achieve our business plans and strategies, achieve and maintain cost savings and adapt our business to changes in mobility;

•political, economic or commercial instability in the countries in which we operate, and our ability to conform to multiple and conflicting laws or regulations in those countries;

•the performance of the used vehicle market from time to time, including our ability to dispose of vehicles in the used vehicle market on attractive terms;

•our dependence on third-party distribution channels, third-party suppliers of other services and co-marketing arrangements with third parties;

•risks related to completed or future acquisitions or investments that we may pursue, including the incurrence of incremental indebtedness to help fund such transactions and our ability to promptly and effectively integrate any acquired businesses or capitalize on joint ventures, partnerships and other investments;

•our ability to utilize derivative instruments, and the impact of derivative instruments we utilize, which can be affected by fluctuations in interest rates, fuel prices and exchange rates, changes in government regulations and other factors;

•our exposure to uninsured or unpaid claims in excess of historical levels and our ability to obtain insurance at desired levels and the cost of that insurance;

•risks associated with litigation or governmental or regulatory inquiries, or any failure or inability to comply with laws, regulations or contractual obligations or any changes in laws, regulations or contractual obligations, including with respect to personally identifiable information and consumer privacy, labor and employment, and tax;

•risks related to protecting the integrity of, and preventing unauthorized access to, our information technology systems or those of our third-party vendors, licensees, dealers, independent operators and independent contractors, and protecting the confidential information of our employees and customers against security breaches, including physical or cybersecurity breaches, attacks, or other disruptions, compliance with privacy and data protection regulation, and the effects of any potential increase in cyberattacks on the world economy and markets and/or international trade;

•any impact on us from the actions of our third-party vendors, licensees, dealers, independent operators and independent contractors and/or disputes that may arise out of our agreements with such parties;

•any major disruptions in our communication networks or information systems;

•risks related to tax obligations and the effect of future changes in tax laws and accounting standards;

•risks related to our indebtedness, including our substantial outstanding debt obligations, recent and future interest rate increases, which increase our financing costs, downgrades by rating agencies and our ability to incur substantially more debt;

•our ability to obtain financing for our global operations, including the funding of our vehicle fleet through the issuance of asset-backed securities and use of the global lending markets;

•our ability to meet the financial and other covenants contained in the agreements governing our indebtedness, or to obtain a waiver or amendment of such covenants should we be unable to meet such covenants;

•significant changes in the assumptions and estimates that are used in our impairment testing for goodwill or intangible assets, which could result in a significant impairment of our goodwill or intangible assets; and

•other business, economic, competitive, governmental, regulatory, political or technological factors affecting our operations, pricing or services.

We operate in a continuously changing business environment and new risk factors emerge from time to time. New risk factors, factors beyond our control, or changes in the impact of identified risk factors may cause actual results to differ materially from those set forth in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. Moreover, we do not assume responsibility if future results are materially different from those forecasted or anticipated. Other factors and assumptions not identified above, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in Item 2 and "Risk Factors" set forth in Item 1A in our quarterly reports and in similarly titled sections set forth in Item 7 and in Item 1A and in other portions of our 2022 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2023 (the “2022 Form 10-K”), may cause actual results to differ materially from those projected in any forward-looking statements.

Although we believe that our assumptions are reasonable, any or all of our forward-looking statements may prove to be inaccurate and we can make no guarantees about our future performance. Should unknown risks or uncertainties materialize or underlying assumptions prove inaccurate, actual results could differ materially from past results and/or those anticipated, estimated or projected. We undertake no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For additional information concerning forward-looking statements and other important factors, refer to our 2022 Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

Investor Relations Contact:	Media Relations Contact:
David Calabria, IR@avisbudget.com	James Tomlinson, ABGPress@edelman.com

*** Tables 1 - 6 and Appendix I attached ***

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Income Statement and Other Items
Revenues	$2,764	$2,771	—%	$12,008	$11,994	—%
Income before income taxes	162	516	(69)%	1,914	3,636	(47)%
Net income	260	424	(39)%	1,635	2,756	(41)%
Earnings per share - diluted	7.10	10.10	(30)%	42.08	57.16	(26)%

Adjusted EBITDA(a)	$311	$658	(53)%	$2,490	$4,133	(40)%

	As of December 31,
	2023	2022
Balance Sheet Items
Cash and cash equivalents	$555	$570
Program cash and restricted cash	89	72
Vehicles, net	21,240	15,961
Debt under vehicle programs	18,937	13,809
Corporate debt	4,823	4,671
Stockholders' equity attributable to Avis Budget Group, Inc.	(349)	(703)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Segment Results
Revenues
Americas	$2,167	$2,204	(2)%	$9,347	$9,474	(1)%
International	597	567	5%	2,661	2,520	6%
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$2,764	$2,771	—%	$12,008	$11,994	—%

Adjusted EBITDA(a)
Americas	$309	$624	(50)%	$2,196	$3,660	(40)%
International	28	63	(56)%	400	560	(29)%
Corporate and Other	(26)	(29)	10%	(106)	(87)	(22)%
Total Company	$311	$658	(53)%	$2,490	$4,133	(40)%

_______
n/m	Not meaningful.
(a)	Refer to Table 5 for the reconciliation of net income to Adjusted EBITDA and Appendix I for the related definition of the non-GAAP financial measure.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$2,764	$2,771	$12,008	$11,994

Expenses
Operating	1,350	1,325	5,675	5,285
Vehicle depreciation and lease charges, net	582	349	1,739	828
Selling, general and administrative	309	322	1,408	1,348
Vehicle interest, net	223	121	736	402
Non-vehicle related depreciation and amortization	53	57	216	225
Interest expense related to corporate debt, net:
Interest expense	75	69	296	250
Early extinguishment of debt	4	—	5	—
Restructuring and other related charges	4	3	11	19
Transaction-related costs, net	2	7	5	8
Other (income) expense, net	—	2	3	(7)
Total expenses	2,602	2,255	10,094	8,358

Income before income taxes	162	516	1,914	3,636
Provision for (benefit from) income taxes	(98)	92	279	880
Net income	260	424	1,635	2,756
Less: Net income (loss) attributable to non-controlling interests	1	1	3	(8)
Net income attributable to Avis Budget Group, Inc.	$259	$423	$1,632	$2,764

Earnings per share
Basic	$7.18	$10.32	$42.57	$58.41
Diluted	$7.10	$10.10	$42.08	$57.16

Weighted average shares outstanding
Basic	36.0	41.0	38.3	47.3
Diluted	36.4	41.9	38.8	48.4

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change

Americas

Rental Days (000’s)	31,009	29,226	6%	127,661	121,917	5%
Revenue per Day	$69.89	$75.40	(7)%	$73.22	$77.71	(6)%
Revenue per Day, excluding exchange rate effects	$69.89	$75.40	(7)%	$73.35	$77.71	(6)%
Average Rental Fleet	518,928	467,331	11%	507,358	479,672	6%
Vehicle Utilization	65.0%	68.0%	(3.0)pps	68.9%	69.6%	(0.7)pps
Per-Unit Fleet Costs per Month	$272	$175	55%	$200	$72	178%
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$272	$175	55%	$200	$72	178%

International

Rental Days (000’s)	11,018	10,680	3%	45,644	43,100	6%
Revenue per Day	$54.22	$53.20	2%	$58.30	$58.48	—%
Revenue per Day, excluding exchange rate effects	$52.39	$53.20	(2)%	$57.74	$58.48	(1)%
Average Rental Fleet	182,337	180,297	1%	184,147	174,708	5%
Vehicle Utilization	65.7%	64.4%	1.3pps	67.9%	67.6%	0.3pps
Per-Unit Fleet Costs per Month	$291	$192	52%	$237	$198	20%
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$278	$192	45%	$232	$198	17%

Total

Rental Days (000’s)	42,027	39,906	5%	173,305	165,017	5%
Revenue per Day	$65.78	$69.46	(5)%	$69.29	$72.68	(5)%
Revenue per Day, excluding exchange rate effects	$65.30	$69.46	(6)%	$69.24	$72.68	(5)%
Average Rental Fleet	701,265	647,628	8%	691,505	654,380	6%
Vehicle Utilization	65.1%	67.0%	(1.9)pps	68.7%	69.1%	(0.4)pps
Per-Unit Fleet Costs per Month	$277	$180	54%	$210	$105	100%
Per-Unit Fleet Costs per Month, excluding exchange rate effects	$274	$180	52%	$208	$105	98%
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.

Table 4
Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOW AND ADJUSTED FREE CASH FLOW
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOW	Year Ended December 31, 2023
Operating Activities
Net cash provided by operating activities	$3,828
Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(329)
Net cash used in investing activities of vehicle programs	(7,017)
Net cash used in investing activities	(7,346)
Financing Activities
Net cash used in financing activities exclusive of vehicle programs	(1,210)
Net cash provided by financing activities of vehicle programs	4,716
Net cash provided by financing activities	3,506
Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	14
Net change in cash and cash equivalents, program and restricted cash	2
Cash and cash equivalents, program and restricted cash, beginning of period	642
Cash and cash equivalents, program and restricted cash, end of period	$644

ADJUSTED FREE CASH FLOW(a)	Year Ended December 31, 2023
Adjusted EBITDA(b)	$2,490
Interest expense related to corporate debt, net (excluding early extinguishment of debt)	(296)
Working capital and other	(18)
Capital expenditures(c)	(329)
Tax payments, net of refunds	(169)
Vehicle programs and related(d)	(451)
Adjusted Free Cash Flow(b)	$1,227
Acquisition and related payments, net of acquired cash(e)	(45)
Borrowings, net of debt repayments	118
Repurchases of common stock	(951)
Dividends paid	(355)
Change in program and restricted cash	16
Other receipts (payments), net	(6)
Foreign exchange effects, financing costs and other	(2)
Net change in cash and cash equivalents, program and restricted cash (per above)	$2

_______
Refer to Appendix I for the definitions of non-GAAP financial measures Adjusted EBITDA and Adjusted Free Cash Flow.
(a)	This presentation demonstrates the relationship between Adjusted EBITDA and Adjusted Free Cash Flow. We believe it is useful to understand this relationship because it demonstrates how cash generated by our operations is used. This presentation is not intended to be reconciliations of these non-GAAP measures, which are provided on Table 5.
(b)	Refer to Table 5 for the reconciliations of net income to Adjusted EBITDA and net cash provided by operating activities to Adjusted Free Cash Flow.
(c)	Includes $56 million of cloud computing implementation costs.
(d)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund vehicle and vehicle-related assets.
(e)	Excludes $20 million of vehicles purchased in licensee acquisitions, which were financed through incremental vehicle-backed borrowings.

Table 5
Avis Budget Group, Inc.
RECONCILIATION OF NON-GAAP MEASURES
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation of Net income to Adjusted EBITDA:	2023	2022	2023	2022

Net income	$260	$424	$1,635	$2,756
Provision for (benefit from) income taxes	(98)	92	279	880
Income before income taxes	162	516	1,914	3,636
Non-vehicle related depreciation and amortization	53	57	216	225
Interest expense related to corporate debt, net
Interest expense	75	69	296	250
Early extinguishment of debt	4	—	5	—
Restructuring and other related charges	4	3	11	19
Transaction-related costs, net	2	7	5	8
Other (income) expense, net	—	2	3	(7)
Reported within operating expenses:
Cloud computing costs	11	4	35	10
COVID-19 charges, net	—	—	—	(9)
Legal matters, net	—	—	5	1
Adjusted EBITDA	$311	$658	$2,490	$4,133

Reconciliation of Net cash provided by operating activities to Adjusted Free Cash Flow:

Net cash provided by operating activities			$3,828
Net cash used in investing activities of vehicle programs			(7,017)
Net cash provided by financing activities of vehicle programs			4,716
Capital expenditures			(273)
Proceeds received on sale of assets and nonmarketable equity securities			3
Acquisition and disposition-related payments			(20)
Change in program and restricted cash			(16)
Other receipts (payments), net			6
Adjusted Free Cash Flow			$1,227
_______
Refer to Appendix I for the definitions of Adjusted EBITDA and Adjusted Free Cash Flow, non-GAAP financial measures. Adjusted EBITDA includes stock-based compensation expense and vehicle related deferred financing fee amortization in the aggregate totaling $15 million and $13 million in the three months ended December 31, 2023 and 2022, respectively, and $59 million and $49 million in the years ended ended December 31, 2023 and 2022, respectively.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$2,167	$597	$2,764	$2,204	$567	$2,771
Currency exchange rate effects	—	(20)	(20)	—	—	—
Revenue excluding exchange rate effects	2,167	577	2,744	2,204	567	2,771
Rental days (000's)	31,009	11,018	42,027	29,226	10,680	39,906
RPD excluding exchange rate effects (in $'s)	$69.89	$52.39	$65.30	$75.40	$53.20	$69.46

Vehicle Utilization
Rental days (000's)	31,009	11,018	42,027	29,226	10,680	39,906
Average rental fleet	518,928	182,337	701,265	467,331	180,297	647,628
Number of days in period	92	92	92	92	92	92
Available rental days (000's)	47,741	16,775	64,516	42,995	16,587	59,582
Vehicle utilization	65.0%	65.7%	65.1%	68.0%	64.4%	67.0%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$424	$158	$582	$245	$104	$349
Currency exchange rate effects	—	(7)	(7)	—	—	—
	$424	$151	$575	$245	$104	$349
Average rental fleet	518,928	182,337	701,265	467,331	180,297	647,628
Per-unit fleet costs (in $'s)	$816	$834	$821	$525	$576	$539
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$272	$278	$274	$175	$192	$180

	Year Ended December 31, 2023			Year Ended December 31, 2022
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$9,347	$2,661	$12,008	$9,474	$2,520	$11,994
Currency exchange rate effects	17	(25)	(8)	—	—	—
Revenue excluding exchange rate effects	9,364	2,636	12,000	9,474	2,520	11,994
Rental days (000's)	127,661	45,644	173,305	121,917	43,100	165,017
RPD excluding exchange rate effects (in $'s)	$73.35	$57.74	$69.24	$77.71	$58.48	$72.68

Vehicle Utilization
Rental days (000's)	127,661	45,644	173,305	121,917	43,100	165,017
Average rental fleet	507,358	184,147	691,505	479,672	174,708	654,380
Number of days in period	365	365	365	365	365	365
Available rental days (000's)	185,186	67,213	252,399	175,081	63,768	238,849
Vehicle utilization	68.9%	67.9%	68.7%	69.6%	67.6%	69.1%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$1,215	$524	$1,739	$413	$415	$828
Currency exchange rate effects	1	(12)	(11)	—	—	—
	$1,216	$512	$1,728	$413	$415	$828
Average rental fleet	507,358	184,147	691,505	479,672	174,708	654,380
Per-unit fleet costs (in $'s)	$2,397	$2,780	$2,499	$863	$2,373	$1,266
Number of months in period	12	12	12	12	12	12
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$200	$232	$208	$72	$198	$105

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-period's results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which is a non-GAAP measure most directly comparable to net income (loss). Adjusted EBITDA is defined as income (loss) from continuing operations before non-vehicle related depreciation and amortization; any impairment charges; restructuring and other related charges; early extinguishment of debt costs; non-vehicle related interest; transaction-related costs, net; charges for legal matters, net, which includes amounts recorded in excess of $5 million related to class action lawsuits and personal injury matters; non-operational charges related to shareholder activist activity, which includes third-party advisory, legal and other professional fees; COVID-19 charges, net; cloud computing costs; other (income) expense, net, and income taxes.

We believe Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the performance of our operating businesses and in comparing our results from period to period. We also believe that Adjusted EBITDA is useful to investors because it allows them to assess our results of operations and financial condition on the same basis that management uses internally. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with U.S. GAAP. Our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents net cash provided by operating activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges, charges for legal matters, net, which includes amounts recorded in excess of $5 million related to class action lawsuits and personal injury matters, COVID-19 charges, other (income) expense, and non-operational charges related to shareholder activist activity. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow from net cash provided by operating activities recognized under GAAP is provided on Table 5.

Adjusted EBITDA Margin
Represents Adjusted EBITDA as a percentage of revenues.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.